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                                                             Exhibit 23.2


                          Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 1997, with respect to the consolidated financial statements and schedule of CUC International Inc. incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Cendant Corporation (formerly "CUC International Inc.") for the registration of 2,401,899 shares of its common stock.



                                              /s/ ERNST & YOUNG LLP


Stamford, Connecticut
January 28, 1998